                               STOCK PURCHASE AGREEMENT

                                    RIBOGENE, INC.

                                     MAY 29, 1998

                                TABLE OF CONTENTS


                                                                            PAGE
1.   PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1    Sale of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.2    Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.3    Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.4    "Market Stand-Off" Agreements. . . . . . . . . . . . . . . . . . . 2

2.   REPRESENTATIONS AND WARRANTIES OF RIBOGENE. . . . . . . . . . . . . . . . 2

     2.1    Organization and Standing; Certificate and Bylaws. . . . . . . . . 2

     2.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.3    Validity of Shares . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.4    Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.5    No Conflict; No Violation. . . . . . . . . . . . . . . . . . . . . 3

     2.6    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . 3

3.   REPRESENTATIONS AND WARRANTIES OF ABBOTT. . . . . . . . . . . . . . . . . 3

     3.1    Legal Power. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     3.2    Due Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     3.3    Investment Representations . . . . . . . . . . . . . . . . . . . . 3

4.   REGISTRATION OF SHARES AND INITIAL SHARES . . . . . . . . . . . . . . . . 4

     4.1    Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     4.2    Expenses of Registration . . . . . . . . . . . . . . . . . . . . . 5

     4.3    Obligations of RiboGene. . . . . . . . . . . . . . . . . . . . . . 5

     4.4    Delay of Registration; Furnishing Information. . . . . . . . . . . 6

5.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     5.1    Conditions to Obligations of Abbott. . . . . . . . . . . . . . . . 6

            (a)  Representations and Warranties True; Performance of
                 Obligations . . . . . . . . . . . . . . . . . . . . . . . . . 6

            (b)  Completion of Initial Public Offering.. . . . . . . . . . . . 6

            (c)  Qualifications, Legal Investment. . . . . . . . . . . . . . . 6

            (d)  Certificate.. . . . . . . . . . . . . . . . . . . . . . . . . 7

            (e)  Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . 7

     5.2    Conditions to Obligations of RiboGene. . . . . . . . . . . . . . . 7

            (a)  Representations and Warranties True . . . . . . . . . . . . . 7

                                       i.

                                TABLE OF CONTENTS


                                                                            PAGE
            (b)  Performance of Obligations. . . . . . . . . . . . . . . . . . 8

            (c)  Qualifications, Legal Investment. . . . . . . . . . . . . . . 8

6.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     6.1    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     6.2    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 8

     6.3    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 8

     6.4    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     6.5    Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . 8

     6.6    Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . . . 8

     6.7    Notices, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

     6.8    Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . .10

     6.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .10

                                       ii.

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 29, 1998 (the "Effective Date"), by and between RIBOGENE, INC., a Delaware corporation ("RIBOGENE"), and ABBOTT LABORATORIES, an Illinois corporation ("ABBOTT").

                                   RECITALS

     A. RIBOGENE and ABBOTT are parties to that certain Series E Preferred Stock Purchase Agreement, as amended, dated as of April 26, 1996 (the "Series E Purchase Agreement"), whereby ABBOTT covenants to purchase shares of RIBOGENE capital stock upon the occurrence of an Initial Public Offering (as such term is defined in the Series E Purchase Agreement) if the aggregate Price to Public of the Initial Public Offering is not less than $16,000,000 (exclusive of the Shares, which Shares are defined below).

     B. ABBOTT purchased and currently owns 1,555,556 shares of RIBOGENE's Series E Preferred Stock pursuant to the Series E Purchase Agreement, which shares will be converted to shares of common stock of RIBOGENE upon the closing of the Initial Public Offering and which shares are hereinafter referred to as the "Initial Shares."

     C. Pursuant to Section 9 of the Series E Purchase Agreement, RIBOGENE desires to sell and issue to ABBOTT, and ABBOTT desires to buy, shares of RIBOGENE's common stock, as provided herein.

     NOW, THEREFORE, the Parties hereto agree as follows:

     1.     PURCHASE AND SALE.

            Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, RIBOGENE hereby agrees to issue and sell to ABBOTT, and ABBOTT hereby agrees to purchase from RIBOGENE, the aggregate number of shares of RIBOGENE's Common Stock (the "Shares") determined in accordance with Subsection 1.1 hereof.

            1.1 SALE OF SHARES. On the Closing Date (as defined in Subsection 1.2), RIBOGENE shall issue and sell to ABBOTT, and ABBOTT shall purchase from RIBOGENE for $4,000,000, the number of shares of RIBOGENE's Common Stock (the "Shares") equal to the quotient of $4,000,000 (the "Purchase Price") divided by the Per Share Price (as hereinafter defined). In the event the number of Shares includes a fraction of a share, the number of Shares shall be rounded to the nearest whole number of shares and the Purchase Price shall be adjusted to equal the Per Share Price times such whole number of Shares. The Per Share Price shall be the Price to Public stated on the front cover of the final prospectus distributed in connection with the Initial Public Offering.

            1.2 CLOSING DATE. The closing of the sale and purchase of the Shares (the "Closing") shall take place on the date of the closing of the Initial Public Offering (the "Closing Date").

                                       1.

            1.3 DELIVERY. At the Closing, RIBOGENE will deliver to ABBOTT a certificate registered in the name of ABBOTT, representing the Shares to be purchased by ABBOTT from RIBOGENE, dated the Closing Date, against payment of the Purchase Price by wire transfer, a check made payable to the order of RIBOGENE, or any combination thereof.

            1.4 "MARKET STAND-OFF" AGREEMENTS. ABBOTT hereby agrees that prior to the first anniversary of the Closing Date, it shall not sell or otherwise transfer or dispose of any of the Shares held by it. RIBOGENE may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of the applicable periods.

     2.     REPRESENTATIONS AND WARRANTIES OF RIBOGENE.

            RIBOGENE hereby represents and warrants to ABBOTT as follows:

            2.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. RIBOGENE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. RIBOGENE is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would not materially adversely affect RIBOGENE, its assets, financial condition or operations. True and correct copies of RIBOGENE's Amended and Restated Certificate of Incorporation and Bylaws currently in effect have been delivered to ABBOTT.

            2.2 AUTHORIZATION. All corporate action on the part of RIBOGENE, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all of RIBOGENE's obligations hereunder, and for the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to Closing. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of RIBOGENE in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and subject to general equity principles.

            2.3 VALIDITY OF SHARES. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances created by RIBOGENE; PROVIDED, HOWEVER, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

            2.4 OFFERING. Assuming the accuracy of the representations and warranties of ABBOTT contained in Section 3 hereof, the offer, issue, and sale of Shares are exempt from the registration and prospectus delivery requirements of the 1933 Act, and the Shares have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

                                       2.

            2.5 NO CONFLICT; NO VIOLATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not (a) conflict with any provisions of the Amended and Restated Certificate of Incorporation or Bylaws of RIBOGENE;
(b) result in any material violation or default of, or permit the acceleration of any obligation under (in each case, upon the giving of notice, the passage of time, or both), any material mortgage, indenture, lease, agreement or other instrument, permit, franchise, license, judgment, order, decree, law, ordinance, rule or regulation applicable to RIBOGENE or its properties.

            2.6 CONSENTS AND APPROVALS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of RIBOGENE in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

     3.     REPRESENTATIONS AND WARRANTIES OF ABBOTT.

            ABBOTT hereby represents and warrants to RIBOGENE as follows:

            3.1 LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

            3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by RIBOGENE, this Agreement will be a valid and binding agreement of it.

            3.3     INVESTMENT REPRESENTATIONS.

                    (a) It is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                    (b) It understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) PURSUANT TO SEC RULE 144 OR (B) THERE IS AN EFFECTIVE
     REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH
     SECURITIES OR (C) RIBOGENE, INC.

                                       3.

     RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO RIBOGENE, INC., STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

and (iii) RIBOGENE will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

            ABBOTT shall have the right to demand removal of the foregoing legend with respect to any or all of the Shares if, in the opinion of counsel to RIBOGENE, removal of such legend is permitted by the rules and regulations of the SEC.

                    (c) It has been furnished with such materials and has been given access to such information relating to RIBOGENE as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding RIBOGENE and the Shares, all as it has found necessary to make an informed investment decision.

                    (d) It is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

                    (e) It was not formed for the specific purpose of acquiring the Shares offered hereunder.

     4.     REGISTRATION OF SHARES AND INITIAL SHARES.

            4.1 REGISTRATION. The registration rights provided herein are without prejudice to the registration rights contained in the Series E Purchase Agreement and pertinent exhibits thereto, as amended. The term "Registrable Shares" means the Shares and the Initial Shares. If RIBOGENE shall receive at any time after the one year anniversary of the Closing Date a written request from ABBOTT covering the Registrable Shares then outstanding that RIBOGENE file a registration statement under the 1933 Act, then RIBOGENE shall file as soon as practicable, and in any event within thirty (30) days of the receipt of such request, a registration statement with the SEC (the "Registration") under the 1933 Act covering all Registrable Shares which Abbott requests to be registered. In connection with such Registration RIBOGENE will:

                    (a) promptly give written notice of the proposed Registration, and any related qualification or compliance, to ABBOTT; and

                    (b)    as soon as practicable, effect such
Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of ABBOTT's Shares; PROVIDED, HOWEVER, that RIBOGENE shall not be obligated to effect any such Registration, qualification or compliance pursuant to this Section 4:

                           (i)     if RIBOGENE shall furnish to ABBOTT a
certificate signed by the Chairman of the Board of Directors of RIBOGENE stating that in the good faith judgment of the Board of Directors of RIBOGENE, it would be seriously detrimental to RIBOGENE and its stockholders for such Registration to be effected at such time, in which event RIBOGENE shall

                                       4.

have the right to defer the filing of the registration statement for a period of not more than ninety (90) days; PROVIDED, that such right to delay shall be exercised by RIBOGENE not more than once in any twelve (12) month period, or

                           (ii)    in any particular jurisdiction in which
RIBOGENE would be required to qualify to do business or to execute a general consent to service of process in effecting such Registration, qualification or compliance.

                    (c) ABBOTT hereby covenants that prior to the first anniversary of the Closing, it shall not exercise its registration rights under Section 3 of that certain Tenth Amended and Restated Rights
Agreement, dated March 23, 1998.

            4.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all expenses incurred in connection with a Registration, qualification or compliance pursuant to this Section 4 ("Registration Expenses") shall be borne by RIBOGENE. All underwriting discounts and selling commissions applicable to such Registration shall be borne by ABBOTT. RIBOGENE shall not, however, be required to pay for expenses of any Registration proceeding begun pursuant to this Section 4 which has been subsequently withdrawn at the request of ABBOTT unless the withdrawal is based upon material adverse information concerning RIBOGENE of which ABBOTT was not aware at the time such Registration was initiated.

            4.3 OBLIGATIONS OF RIBOGENE. When required to effect the Registration of the Shares, RIBOGENE shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective until ABBOTT has completed the distribution related thereto.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of the Registrable Shares covered by such registration statement for the period set forth in paragraph (a) above.

                    (c) Furnish to ABBOTT such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Shares then owned by them.

                    (d) Use its reasonable best efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by ABBOTT; PROVIDED that RIBOGENE shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the

                                       5.

managing underwriter(s) of such offering. Should ABBOTT participate in such underwriting, ABBOTT shall also enter into and perform its obligations under such an agreement.

                    (f) Notify ABBOTT of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Use its best efforts to furnish, on the date that such Registrable Shares are delivered to the underwriters for sale, if such Registrable Shares are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing RIBOGENE for the purposes of such Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of RIBOGENE, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

            4.4     DELAY OF REGISTRATION; FURNISHING INFORMATION.

                    (a) ABBOTT shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such Registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

                    (b) It shall be a condition precedent to the obligations of RIBOGENE to take any action pursuant to this Section 4 that ABBOTT shall furnish to RIBOGENE such information regarding themselves, the Shares held by them and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares.

     5.     CONDITIONS TO CLOSING.

            5.1 CONDITIONS TO OBLIGATIONS OF ABBOTT. ABBOTT's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

                    (a)    REPRESENTATIONS AND WARRANTIES TRUE;
PERFORMANCE OF OBLIGATIONS. The representations and warranties made by RIBOGENE in Section 2 hereof shall be true and correct in all material respects on the date of the Closing with the same force and effect as if they had been made on and as of said date; and RIBOGENE shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

                    (b) COMPLETION OF INITIAL PUBLIC OFFERING. The Company shall have completed its Initial Public Offering.

                    (c)    QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                                       6.

No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of RIBOGENE, threatened by the SEC or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which ABBOTT and RIBOGENE are subject.

                    (d) CERTIFICATE. The Chief Executive Officer of RIBOGENE shall have delivered to ABBOTT a certificate certifying that the aggregate Price to Public is not less than $20,000,000 (inclusive of the Shares) as specified in Section 9 of the Series E Purchase Agreement and that the representations and warranties set forth in Section 2 hereof are true and correct, with the same force and effect as if they had been made on the Closing Date.

                    (e) OPINION OF COUNSEL. Counsel for RIBOGENE shall have delivered to ABBOTT an opinion, dated the Closing Date, substantially to the effect that, on the basis of facts and representation set forth in such opinion or set forth in writing elsewhere and referred to therein:

                           (i)     RIBOGENE has been duly incorporated and
is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in Section 2.1 hereof.

                           (ii)    RIBOGENE has corporate power to enter
into and perform its obligations under this Agreement.

                           (iii)   The Shares have been duly authorized and
validly issued and are fully paid and non-assessable and, to the best of their knowledge and information, have not been issued in violation of or are not otherwise subject to any preemptive rights or other similar rights.

                           (iv)    Assuming the accuracy of the
representations and warranties of ABBOTT contained in Section 3, hereof, the offer, issue and sale of the Shares will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and the Shares have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

                           (v)     The form of certificate used to evidence
the Shares is in due and proper form and complies with all applicable statutory requirements.

            5.2 CONDITIONS TO OBLIGATIONS OF RIBOGENE. RIBOGENE's obligation to issue and sell the Shares at the Closing is subject to the fulfillment to RIBOGENE's satisfaction, on or prior to the Closing, of the following conditions:

                    (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by ABBOTT in Section 3 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

                                       7.

                    (b) PERFORMANCE OF OBLIGATIONS. ABBOTT shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

                    (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of RIBOGENE, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which ABBOTT and RIBOGENE are subject.

     6.     MISCELLANEOUS.

            6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.


            6.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

            6.3 ENTIRE AGREEMENT. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            6.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            6.5 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of RIBOGENE and ABBOTT. Any amendment or waiver effected in accordance with this Section shall be binding upon ABBOTT, each future holder of the Shares, and RIBOGENE.

            6.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to ABBOTT or any subsequent holder of any Shares upon any breach, default

                                       8.

or noncompliance of RIBOGENE under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on ABBOTT's part of any breach, default or noncompliance under this Agreement or any waiver on ABBOTT's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to ABBOTT, shall be cumulative and not alternative.

            6.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery, (b) on report of successful transmission by facsimile machine that automatically generates a printed report indicating whether transmission was completed successfully, at the conclusion of each transmission, (c) on the first business day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or five (5) business days after mailing by United States certified by mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the part so notifies the other in writing:

                                       9.

                    (a)    if to RIBOGENE, to:

                           RIBOGENE, INC.
                           26118 Research Road
                           Hayward, CA  94545
                           Attention:  President and Chief Executive
                                       Officer

                           with a copy to:

                           COOLEY GODWARD LLP
                           5 Palo Alto Square, 4th Floor
                           3000 El Camino Real
                           Palo Alto, CA 94306-2155
                           Facsimile: (650) 857-0663
                           Attention:  Robert J. Brigham, Esq.

                    (b)    if to ABBOTT, to:

                           ABBOTT LABORATORIES
                           100 Abbott Park Road
                           Abbott Park, IL 60064-3500
                           Facsimile:  (847) 938-5383
                           Attention:  President, Pharmaceutical Products
                                       Division

                           with a copy to:

                           ABBOTT LABORATORIES
                           100 Abbott Park Road
                           Abbott Park, IL 60064-3500
                           Facsimile:  (847) 939-6277
                           Attention:  General Counsel

     Notwithstanding the foregoing, all notices and other communications to an address outside of the United States shall be sent by telecopy and confirmed in writing to be sent by first class mail.

            6.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                                       10.

     The foregoing Agreement is hereby executed as of the date first above written.


 RIBOGENE, INC.                       ABBOTT LABORATORIES

 By: ___________________________      By: ___________________________

 Printed Name:__________________      Printed Name:__________________

 Title:_________________________      Title:_________________________

                                       11.